UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 31, 2006

Wachovia Preferred Funding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31557	56-1986430
(Commission File Number)	(IRS Employer Identification No.)

1620 East Roseville Parkway Roseville, California	95661
(Address of Principal Executive Offices)	(Zip Code)

(877) 867-7378

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 31, 2006, Wachovia Corporation (“Wachovia”) issued a news release announcing that Robert P. Kelly, Senior Executive Vice President and Chief Financial Officer of Wachovia, is resigning from Wachovia to accept a position with another financial services firm. Mr. Kelly has also served as Senior Executive Vice President and Chief Financial Officer of Wachovia Preferred Funding Corp. (“WPFC”).

Wachovia also announced that Thomas J. Wurtz, age 43, was elected by Wachovia’s board of directors as Senior Executive Vice President, Chief Financial Officer and Treasurer, effective immediately. Mr. Wurtz has been Wachovia’s Treasurer since 1999.

A copy of the news release issued by Wachovia announcing Mr. Wurtz’s appointment and Mr. Kelly’s departure is attached hereto as Exhibit (99) and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

(99)	News Release dated January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA PREFERRED FUNDING CORP.

Date: January 31, 2006	By:	/s/ Ross E. Jeffries, Jr.
	Name:	Ross E. Jeffries, Jr.
	Title:	Senior Vice President and Deputy General Counsel

Exhibit Index

Exhibit No.	Description

(99)	News Release dated January 31, 2006.